SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

WACKENHUT CORRECTIONS CORPORATION

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

WACKENHUT CORRECTIONS CORPORATION (WCC)

621 NW 53rd Street, Suite 700
Boca Raton, Florida 33487
Telephone: (800) 666-5640

April 7, 2003

Dear Shareholder:

You are cordially invited to attend the 2003 Annual Meeting of the Shareholders of Wackenhut Corrections Corporation (WCC). We will hold the meeting on Thursday, May 1, 2003, at 9:00 am (EST) at The Ritz-Carlton, 100 South Ocean Boulevard., Manalapan, Florida. We hope that you will be able to attend.

Enclosed you will find a notice setting forth the business expected to come before the meeting, the Proxy Statement, a form of proxy and our 2002 Annual Report. In addition to the specific proposals we are requesting shareholders to act upon, we will report on our business and provide our shareholders an opportunity to ask questions of general interest. Our Board of Directors recommends that you vote FOR each of the proposals on the Proxy Card.

Your vote is very important to us. Whether or not you plan to attend the meeting in person, your shares should be represented and voted. After reading the enclosed Proxy Statement, please complete, sign, date and promptly return the proxy in the self-addressed envelope that we have included for your convenience. No postage is required if it is mailed in the United States. Alternatively, you may wish to submit your proxy by touch-tone phone as indicated on the Proxy Card. Submitting the Proxy Card before the Annual Meeting will not preclude you from voting in person at the Annual Meeting should you decide to attend.

Sincerely,

George C. Zoley
Chairman of the Board and
Chief Executive Officer

WACKENHUT CORRECTIONS CORPORATION

621 NW 53rd Street, Suite 700
Boca Raton, Florida 33487
Telephone: (800) 666-5640

Notice of Annual Meeting of Shareholders on May 1, 2003

April 7, 2003

The Annual Meeting of the Shareholders of Wackenhut Corrections Corporation will be held on Thursday, May 1, 2003, at 9:00 A.M. (EST) at The Ritz-Carlton, Manalapan, Florida, for the purpose of considering and acting on the following proposals:

(1)	To elect directors for the ensuing year;

(2)	To ratify the appointment of Ernst & Young LLP as our independent certified public accountants for the fiscal year 2003, and to perform such other services as may be requested;

(3)	To approve an amendment to the Stock Option Plan – 1999 authorizing the issuance of an additional 300,000 shares of WCC Common Stock subject to awards;

(4)	To approve an amendment to the Non-Employee Director Stock Option Plan authorizing the issuance of an additional 25,000 shares of WCC Common Stock subject to awards; and

(5)	To transact any other business as may properly come before the meeting or any adjournment or adjournments thereof.

Only shareholders of WCC’s Common Stock of record at the close of business on March 10, 2003, the record date and time fixed by the Board of Directors, are entitled to notice of and to vote at said meeting. Additional information regarding the proposals to be acted on at the Annual Meeting can be found in the accompanying Proxy Statement.

By Order of the Board of Directors,

John J. Bulfin
Senior Vice President, General Counsel
and Corporate Secretary

PROXY STATEMENT

WACKENHUT CORRECTIONS CORPORATION

621 NW 53rd Street, Suite 700
Boca Raton, Florida 33487
Telephone: (800) 666-5640

April 7, 2003

General Information:

We are furnishing this Proxy Statement in connection with the solicitation of proxies by our Board of Directors for use at our Annual Meeting of Shareholders to be held at The Ritz-Carlton, Manalapan, Florida, May 1, 2003, at 9:00 A.M. (EST). Please note the Proxy Card provides a means to withhold authority to vote for any individual director-nominee. Also, note the format of the Proxy Card, which provides an opportunity to specify your choice between approval, disapproval or abstention with respect to the proposals indicated on the Proxy Card. A Proxy Card, which is properly executed, returned and not revoked, will be voted in accordance with the instructions indicated. A proxy voted by telephone and not revoked will be voted in accordance with the shareholder’s instructions. If no instructions are given, proxies that are signed and returned or voted by telephone will be voted as follows:

FOR –	The election of directors for the ensuing year;

FOR –	The proposal to ratify the appointment of Ernst & Young LLP as the independent certified public accountants of WCC;

FOR –	The proposal to approve an amendment to the Stock Option Plan — 1999 authorizing the issuance of an additional 300,000 shares of WCC Common Stock subject to awards; and

FOR –	The proposal to approve an amendment to the Non-Employee Director Plan authorizing the issuance of an additional 25,000 shares of WCC Common Stock subject to awards.

The enclosed proxy gives discretionary authority as to any matters not specifically referred to therein. Management is not aware of any other matters to be presented for action by shareholders before the Annual Meeting. If any such matter or matters properly come before the Annual Meeting, it is understood that the designated proxy holders have discretionary authority to vote thereon.

Holders of shares of WCC Common Stock, par value $0.01 per share (the “Common Stock”) of record as of the close of business on March 10, 2003, will be entitled to one (1) vote for each share of Common Stock standing in their name on the books of WCC. On March 10, 2003, WCC had 21,245,620 shares of Common Stock outstanding.

The presence, in person or by proxy, of at least a majority of the total number of shares of Common Stock outstanding on the record date will constitute a quorum for purposes of the Annual Meeting. With the exception of the election of directors, which requires a plurality of the votes cast, the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting is required to approve any other proposals. Shares of Common Stock represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Neither abstentions nor broker non-votes are counted as voted either for or against a proposal. If less than a majority of the outstanding shares of Common Stock are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting from time to time without further notice.

Any person giving a proxy has the power to revoke it any time before it is voted by written notice to WCC, by executing and delivering a later dated proxy, or by attending the meeting and voting the shares.

The cost of preparation, assembly and mailing this Proxy Statement material will be borne by WCC. It is contemplated that the solicitation of proxies will be by mail and telephone. We mailed this Proxy Statement, the Notice of Annual Meeting, the Proxy Card and our Annual Report to Shareholders on or about April 7, 2003.

Proposal 1

Election of Directors

The Board of Directors will be comprised of nine (9) members. The nine (9) nominees are listed below. All of the nominees are presently directors of WCC. Six (6) of the directors, namely, George C. Zoley, Wayne H. Calabrese, Norman A. Carlson, Benjamin R. Civiletti, Richard H. Glanton and G. Fred DiBona, Jr. were elected by the shareholders at their last annual meeting.

On May 15, 2002, the Board of Directors voted unanimously to accept the resignations of George R. Wackenhut, Richard R. Wackenhut and Philip L. Maslowe from the WCC Board, effective May 8, 2002, the date of the closing of the merger between The Wackenhut Corporation (TWC) and Group 4 Falck A/S (Group 4 Falck). On May 15, 2002, the Board of Directors voted unanimously to appoint Lars Nørby Johansen, CEO of Group 4 Falck, Søren Lundsberg-Nielsen, General Counsel of Group 4 Falck, and Anne N. Foreman, a former director of TWC, to the Board of Directors.

Unless instructed otherwise, the persons named on the accompanying Proxy Card will vote for the election of the nominees named below to serve for the ensuing year and until their successors are elected and qualified. If any nominee for director shall become unavailable (which management has no reason to believe will be the case), it is intended that the shares represented by the enclosed Proxy Card will be voted for any such replacement or substitute nominee as may be nominated by the Board of Directors.

Directors and Nominees

Continuing Director		Director
Nominees	Age	Since	Current Positions

Wayne H. Calabrese	52	1998	Vice Chairman; President & COO
Norman A. Carlson	69	1994	Director
Benjamin R. Civiletti	67	1994	Director
G. Fred DiBona, Jr.	52	2002	Director
Anne N. Foreman	55	2002	Director
Richard H. Glanton	56	1998	Director
Lars Nørby Johansen	53	2002	Director; CEO — Group 4 Falck
Søren Lundsberg-Nielsen	51	2002	Director; General Counsel — Group 4 Falck
George C. Zoley	53	1988	Chairman of the Board & CEO

A brief biographical statement for each nominee follows:

CONTINUING DIRECTORS

Wayne H. Calabrese	Mr. Calabrese is Vice Chairman, President and Chief Operating Officer of WCC. He served as President and Chief Operating Officer of WCC from January 1997 to May of 2002, Chief Operating Officer since January 1996, a Director of WCC since April 1998, Executive Vice President of WCC from 1994 to 1996, and President of the subsidiary WCC Development, Inc. since March 1997.
He joined WCC as Vice President, Business Development in 1989 and from 1991 to 1994, served as Chief Executive Officer of Australasian Correctional Management, Pty Ltd., a subsidiary of WCC based in Sydney, Australia. Other Directorships include Wackenhut Corrections (UK) Ltd., Premier Custodial Group Limited, Premier Prison Services Limited, Premier Training Services Limited, Lowdham Grange Prison Services Limited, Kilmarnock Prison Services Limited, Kilmarnock Prison (Holdings) Limited, Pucklechurch Custodial Services Limited, Pucklechurch Custodial (Holdings) Limited, Medomsley Training Services Limited, Medomsley (Holdings) Limited, Premier Geografix Limited, Premier Monitoring Services Limited, Moreton Prison Services Limited, Moreton Prison (Holdings) Limited, Prison Detention Services Limited, Cambridgeshire Custodial Services Limited and Wackenhut Corrections Corporation, N.V.
Prior to joining WCC, Mr. Calabrese was a partner in the Akron (OH) law firm of Calabrese, Dobbins and Kepple. His prior experience includes positions as Assistant City Law Director in Akron and Assistant County Prosecutor and Chief of the County Bureau of Support for Summit County (OH). Mr. Calabrese was also Legal Counsel and Director of Development for the Akron Metropolitan Housing Authority. He received his B.S. from the University of Akron and a Juris Doctor from the University of Akron Law School. (a)

Norman A. Carlson	Mr. Carlson has served as a Director of WCC since April 1994 and served previously as a Director of The Wackenhut Corporation. Mr. Carlson retired from the Department of Justice in 1987 after serving as the Director of the Federal Bureau of Prisons for 17 years. During his 30-year career, Mr. Carlson worked at the United States Penitentiary, Leavenworth, Kansas, and at the Federal Correctional Institution, Ashland, Kentucky. Mr. Carlson was President of the American Correctional Association from 1978 to 1980, and is a Fellow in the National Academy of Public Administration. From 1987 until 1998, Mr. Carlson was Adjunct Professor in the department of sociology at the University of Minnesota in Minneapolis. (c)(d)(e)(f)

CONTINUING DIRECTORS

Benjamin R. Civiletti	Mr. Civiletti has been Chairman of the law firm Venable, Baetjer and Howard since 1993 and was the Managing Partner of the firm from 1987 to 1993. From 1979 to 1980, Mr. Civiletti served as the Attorney General of the United States. He is a former Chairman of the Board of the Greater Baltimore Medical Center; the Founding Chairman of the Maryland Legal Services Corporation; a Director of Bethlehem Steel Corporation; a Director of MBNA Corporation and MBNA International; and a former Director of The Wackenhut Corporation. Mr. Civiletti is a Fellow of the American Bar Foundation, the American Law Institute and the American College of Trial Lawyers. He was Chairman of the Maryland Governor’s Commission on Welfare Policy in 1993, and a member of the Maryland Governor’s Task Force on Alternatives to Incarceration in 1991. (b)(c)(e)(f)

G. Fred DiBona, Jr.	Mr. DiBona is President and Chief Executive Officer of Independence Blue Cross (IBC), a health insurance corporation with 4.5 million members and more than 8,400 employees. He also serves as Chairman, President and Chief Executive Officer of Keystone Health Plan East, a wholly owned subsidiary of IBC, and AmeriHealth, Inc., an IBC subsidiary health insurance company which operates in several states throughout the country with nearly half a million members. Mr. DiBona joined IBC after his successful tenure as President and Chief Executive Officer of Keystone Ventures, Inc. From 1983 to 1986, Mr. DiBona served as President and Chief Executive Officer of the Greater Philadelphia Chamber of Commerce. He earlier had served as President, and later Board Chairman, of the Philadelphia Port Corporation and as Chairman of the Philadelphia Zoning Board of Adjustment. In November, 1996 he completed a second consecutive term as Chairman of the Blue Cross and Blue Shield Association, the country’s largest association of private health insurers. He currently serves as a Director of the Association’s Executive Committee. In 1995, Mr. DiBona was the co-recipient with former President George Bush of the National Patriot’s Award from the Congressional Medal of Honor Society. Mr. DiBona also serves on the Boards of Directors of Exelon Energy Company, Tasty Baking Company and Philadelphia Suburban Corporation. He is a graduate of Davis and Elkins College and Delaware School of Law. (c)(d)(f)(g)

CONTINUING DIRECTORS

Anne N. Foreman	Ms. Foreman served as Under Secretary of the United States Air Force from September 1989 until January 1993. Prior to her appointment as Under Secretary, Ms. Foreman was General Counsel of the Department of the Air Force and a member of the Department’s Intelligence Oversight Board. Ms. Foreman also served in the White House as Associate Director of Presidential Personnel for National Security from 1985 to 1987. She practiced law in the Washington office of the Houston-based law firm of Bracewell and Patterson and with the British solicitors Boodle Hatfield, Co., in London, England from 1979 to 1985. Ms. Foreman is a former member of the U.S. Foreign Service, and served in Beirut, Lebanon; Tunis, Tunisia; and the U.S. Mission to the U.N. She was a U.S. Delegate to the 31st Session of the U.N. General Assembly and to the 62nd Session of the U.N. Economic and Social Council. Ms. Foreman earned a bachelor’s degree, magna cum laude, in history and French, and a master’s in history from the University of Southern California in Los Angeles. She holds her juris doctor from American University in Washington D.C. and was awarded an honorary doctorate of law from Troy State University in Troy, Alabama. Ms. Foreman is a member of Phi Beta Kappa, has been a member of numerous Presidential delegations, and was twice awarded the Air Force Medal for Distinguished Civilian Service. Ms. Foreman is a member of the Board of Directors of Ultra Electronics Defense, Inc.; Advanced Programming Concepts, Inc.; and Trust Services, Inc. She is also a Trustee of the National Gypsum Company Settlement Trust and a Director and Treasurer of the Asbestos Claims Management Corporation. Ms. Foreman also served on the Board of The Wackenhut Corporation for nine years. (b)(d)(e)(f)(g)

Richard H. Glanton	Mr. Glanton is a Partner in the Corporate & Securities Group finance group at the law firm of Reed Smith, LLP in Philadelphia, Pennsylvania and has been with the firm since 1987. Mr. Glanton is active in public affairs and civic organizations and has a distinguished record of public service. He served from 1979 to 1983 as Deputy Counsel to Richard L. Thornburgh, former Governor of Pennsylvania. Mr. Glanton is Chairman of Philadelphia Television Network and is also a member of the Boards of Directors of Exelon Corporation, Philadelphia Suburban Corporation and Philadelphia Suburban Water Corporation. He is a member of the Board of Trustees of Lincoln University and on the Board of Directors of the non-profit group Institute for the Advancement of Working Families. He received his bachelor’s degree in English from West Georgia College (renamed State University of West Georgia) in Carrollton, Georgia and his juris doctor from the University of Virginia School of Law in Charlottesville, Virginia. (b)(e)(f)(g)

CONTINUING DIRECTORS

Lars Nørby Johansen	Mr. Johansen is President and Chief Executive Officer of Group 4 Falck A/S where he has served as President and a Director since June 2000. From 1995 to 2000, he was Group Chief Executive Officer of Falck A/S and Chairman of Falck Redningskorps A/S, Falck Securitas A/S and several other companies in the Falck Group. From 1988 to 1995, Mr. Johansen served as Chief Executive Officer of Falck Redningskorps A/S and Falck Holding A/S. Prior to joining Falck, he was a Claims Manager and Vice President of Baltica Insurance and Technical Manager and Vice President of the Danish Insurance Association. He has also held various professorships at Odense University, European University Institute, Florence and Harvard University. Mr. Johansen also serves on the Boards of Directors of DONG A/S, William Demant Holdings A/S and IC Company A/S. In 2001, Mr. Johansen chaired a government-appointed committee on Corporate Governance, which published “The Nørby Committee’s Report on Corporate Governance in Denmark, Recommendations for Good Corporate Governance.” Mr. Johansen holds a master’s of political science and is a graduate of the Institute of Political Science, Aarhus University. (a)

Søren Lundsberg-Nielsen	Mr. Lundsberg-Nielsen is General Counsel of Group 4 Falck A/S, and has been with Group 4 Falck since August 2001. From 1998 to 2001, he was Vice President and General Counsel at J.M. Huber, Inc. (USA), a diversified, multinational supplier of engineered materials, natural resources and technology-based services to customers spanning many industries, from paper and energy to plastics and construction. From 1996 to 1998, he was Corporate Counsel and Vice President at Lhoist Group S.A. (Belgium), the world’s leading producer of lime and dolomite. From 1984 to 1996, Mr. Lundsberg-Nielsen was Corporate Counsel at Faxe Kalk A/S (Denmark), a calcium carbonate production company. Prior to that, he was with the law firm Kroman Reumert in Copenhagen. In 1982, Mr. Lundsberg-Nielsen was a trainee with law firms in Salt Lake City, Utah and New York, New York. Prior to pursuing his legal career, Mr. Lundsberg-Nielsen was a management consultant. Mr. Lundsberg-Nielsen served as Chairman and Chief Scout of the Danish Guide and Scout Association from 1985 to 1991. Since 1994, he has served as Chairman of the Blood Donation Society for Greater Copenhagen. In 1984, Mr. Lundsberg-Nielsen published a book on management contracts and became recognized as a leading authority in the field. He is a 1978 graduate of the University of Copenhagen School of Law. (d)

CONTINUING DIRECTORS

George C. Zoley	Mr. Zoley is Chairman of the Board and Chief Executive Officer for WCC. He served as Vice Chairman and Chief Executive Officer from January 1997 to May of 2002, as President and a Director of WCC since it was incorporated in 1988, and Chief Executive Officer since April 1994.
Mr. Zoley established WCC as a division of TWC in 1984 and continues to be a major factor in WCC’s development of the privatized correctional and detention facility business. Mr. Zoley is also a director of Wackenhut Corrections Corporation Australia Pty Limited, Australasian Correctional Services Pty Limited, Australasian Correctional Management Pty Limited, Canadian Correctional Management Inc., WCC RE Holdings, LLC., Atlantic Shores Healthcare, Inc., Wackenhut Corrections Corporation, N.V., and of other subsidiaries through which WCC conducts its operations. He was also Chairman of the Board of Correctional Properties Trust (CPT) from February 18, 1998 to his resignation on September 9, 2002. From 1981 through 1988, he served as manager, director, and then Vice President of Government Services of Wackenhut Services, Inc. (“WSI”). Mr. Zoley was responsible for the development of opportunities in the privatization of government services by WSI.
Prior to joining WSI, Mr. Zoley held various administrative and management positions for city and county governments in South Florida. Mr. Zoley has a Masters Degree in Public Administration from Florida Atlantic University and a Doctorate Degree in Public Administration from Nova Southeastern University. On January 15, 2003, Mr. Zoley was named Chairman of the Board of Trustees of Florida Atlantic University. (a)

(a)	Member of Executive Committee
(b)	Member of Nominating and Governance Committee
(c)	Member of Audit and Finance Committee
(d)	Member of Corporate Planning Committee
(e)	Member of Operations and Oversight Committee
(f)	Member of Independent Committee
(g)	Member of Compensation Committee

The election of the directors listed above will require the affirmative vote of the holders of a plurality of the shares present or represented at the shareholders meeting.

Executive Officers of WCC

The executive officers of WCC are as follows:

Name	Age	Position

George C. Zoley	53	Chairman of the Board and Chief Executive Officer
Wayne H. Calabrese	52	Vice Chairman, President and Chief Operating Officer
John G. O’Rourke	52	Senior Vice President, Chief Financial Officer and Treasurer
Carol M. Brown	48	Senior Vice President, North American and International Health Services
John J. Bulfin	49	Senior Vice President, General Counsel and Corporate Secretary
John M. Hurley	55	Senior Vice President, North American Operations
Donald H. Keens	59	Senior Vice President, International Services
David N.T. Watson	37	Vice President — Finance, Chief Accounting Officer and Assistant Treasurer

George C. Zoley — Please refer to the biographical information listed above in the “Continuing Directors” section.

Wayne H. Calabrese — Please refer to the biographical information listed above in the “Continuing Directors” section.

John G. O’Rourke has been Chief Financial Officer and Treasurer of WCC since April 1994, and has been the Senior Vice President, Finance since April 1994. Prior to joining WCC, Mr. O’Rourke spent twenty (20) years as an Officer in the United States Air Force where his most recent position was in the Office of the Secretary of the Air Force, where he was responsible for acquisitions and procurement matters for new strategic bomber aircraft. He received his BA from St. Joseph’s University and Masters of Arts from the University of North Dakota.

Carol M. Brown has been Senior Vice President, North American and International Health Services of WCC since August 1990, and has been President of WCC’s healthcare subsidiary, Atlantic Shores Healthcare, Inc., since April 1997. Ms. Brown is a Registered Nurse and Specialist in correctional health care management. From 1988 until joining WCC, Ms. Brown was a Consultant for medical case management and workers’ compensation in South Florida for Health and Rehabilitation Management, Inc. From 1987 to 1988, Ms. Brown was Medical Manager for MetLife Healthcare of South Florida. Ms. Brown was an Administrator for health care services for Medical Personnel Pool, Inc. from 1985 to 1987 and for Upjohn Healthcare from 1981 to 1985. She received her BSN from Florida International University.

John J. Bulfin has been Senior Vice President, General Counsel and Corporate Secretary of WCC since March 1, 2000. Prior to joining WCC, Mr. Bulfin was a founding partner of the law firm Wiederhold, Moses, Bulfin & Rubin. Mr. Bulfin is a member of the American Bar Association, the Florida Bar Association, the Palm Beach County Bar Association, the Association of Trial Lawyers of America, the American Board of Trial Advocates, the Florida Defense Lawyers Association, the American Corporate Counsel Association and served on the Florida Bar Grievance Committee for the Fifteenth Judicial Circuit from 1995 through 1998 and served as Chairman of the Committee in 1998. Mr. Bulfin earned his law degree from Loyola University (Chicago) and his Bachelor’s degree from Regis College.

John M. Hurley has been Senior Vice President, North American Operations of WCC since January 1, 2000, and has been with WCC since 1998, when he became the Facility Administrator (Warden) of WCC’s 1,318-bed correctional facility in South Bay, Florida. Mr. Hurley completed twenty-five (25) years of distinguished service in the Federal Bureau of Prisons (BOP) prior to joining WCC. While with the BOP, he served as the Warden of several major correctional institutions, including a maximum security penitentiary, and earlier, at the BOP’s largest correctional facility. His staff assignments in the BOP included Director of the Staff Training Academy; Deputy Assistant Director, Community Corrections and Detention Division; and Correctional Programs Administrator of the Correctional Programs Division. He has a B.A. in Sociology from the University of Iowa, and a Certificate in Public Administration from the University of Southern California.

Donald H. Keens has been Senior Vice President, International Services of WCC since January 1, 2000 and has been with WCC since 1994. Prior to the appointment to his present position, he served as the Managing Director of Australasian Correctional Management, Pty Ltd., a subsidiary of WCC; and from 1994 to 1997 as Managing Director of Premier Prison Services, Ltd., a United Kingdom joint venture of WCC. Mr. Keens followed a law enforcement career in Zimbabwe from 1962 to 1980, with the final rank of police superintendent; and was Director and General Manager for a prison and court services company in the United Kingdom from 1980 to 1993. He is qualified as a Professional Member SA of the Institute of Management Services (PMS), and a Senior Member of the Institute of Organization and Methods (SIOM).

David N.T. Watson has been Vice President, Finance of WCC since July 1999 and Assistant Treasurer and Chief Accounting Officer of WCC since November 1994. He was also Assistant Secretary from 2000 to 2002. From 1989 until joining WCC, Mr. Watson was with the Miami office of Arthur Andersen, LLP where his most recent position was Manager, in the Audit and Business Advisory Services Group. Mr. Watson has a B.A. in Economics from the University of Virginia and an M.B.A. from Rutgers, the State University of New Jersey. Mr. Watson is a member of the American Institute of Certified Public Accountants and the Florida Institute of Certified Public Accountants.

COMPOSITION AND FUNCTIONS OF SPECIFIC COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has established an Executive Committee and an Audit and Finance Committee. In October, 2002, the Board of Directors decided to divide the existing Nominating and Compensation Committee into two (2) separate committees and accordingly, established the Compensation Committee and the Nominating and Governance Committee.

The Executive Committee’s members are George C. Zoley, Wayne H. Calabrese and Lars Nørby Johansen. The Executive Committee met three (3) times during the past fiscal year. The Executive Committee has full authority to exercise all the powers of the Board of Directors between meetings of the Board of Directors, except as reserved by the Board of Directors.

The Audit and Finance Committee’s members are G. Fred DiBona, Jr. (Committee Chairman), Benjamin R. Civiletti and Norman A. Carlson. The Audit and Finance Committee met six (6) times during the past fiscal year. The Audit and Finance Committee’s principal functions and responsibilities are set forth in the Audit and Finance Committee Charter, a copy of which is filed with the Securities and Exchange Commission as required. The Report of the Audit and Finance Committee is included later in this Proxy Statement.

The Compensation Committee’s members are G. Fred DiBona, Jr. (Committee Chairman), Richard H. Glanton and Anne N. Foreman. The Compensation Committee met five (5) times during the past fiscal year. The Compensation Committee recommends compensation for the Chief Executive Officer and the other Executive Officers. The Compensation Committee also establishes and administers Compensatory Benefit Plans and Policies for Executive Officers and Directors, including grants of stock options. See the Report of the Compensation Committee later in this Proxy Statement.

The Nominating and Governance Committee’s members are Benjamin R. Civiletti (Committee Chairman), Richard H. Glanton and Anne N. Foreman. The Nominating and Governance Committee met five (5) times during the fiscal year 2002. The Nominating and Governance Committee evaluates possible director nominees and makes recommendations concerning such nominees to the Board of Directors, and recommends to the Chairman and the Board itself, the composition of Board Committees and Nominees for Officers of WCC. In addition, the Nominating and Governance Committee also develops and recommends to the Board appropriate Corporate Governance principles applicable to WCC, and oversees the evaluation of the Board and management. Shareholders desiring to suggest qualified nominees for director positions should advise the Secretary of WCC in writing and include sufficient biographical material to permit an appropriate evaluation.

The Board of Directors held eight (8) meetings during the 2002 fiscal year. Prior to their resignations on May 8, 2002, George R. Wackenhut, Richard R. Wackenhut and Philip L. Maslowe attended at least 75% of the total number of meetings of the Board of Directors. Each incumbent director attended at least 75% of the total number of meetings of the Board of Directors and the total number of meetings held by all Board Committees in which they served, except for Lars Nørby Johansen and Søren Lundsberg-Nielsen who, since their appointments to the Board of Directors on May 15, 2002, attended 50% of the total number of meetings of the Board of Directors.

FISCAL 2002 AUDIT FEE SUMMARY

During the fiscal year ended December 29, 2002, WCC retained its principal auditor, Ernst & Young LLP, and its former auditor, Arthur Andersen LLP, to provide services in the following categories and amounts:

AUDIT FEES

The aggregate fees billed by Ernst & Young LLP for professional services rendered in connection with the audit of WCC’s financial statements for the most recent fiscal year and the reviews of the financial statements included in certain of WCC’s Quarterly Reports on Form 10-Q during the fiscal year ended December 29, 2002 were $405,504. Fees billed for audit related services, including statutory audits of subsidiaries required internationally were $32,210.

Through May 27, 2002, Arthur Andersen LLP was WCC’s principal auditor. The aggregate fees billed by Arthur Andersen LLP for professional services rendered in connection with the review of the financial statements included in certain of WCC’s Quarterly Reports on Form 10-Q were $15,000. Fees billed for audit related services, including contract audits, and other attest services under professional standards were $66,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

No fees were billed by Ernst & Young LLP or Arthur Andersen LLP for professional services rendered for the most recent fiscal year, such as directly or indirectly operating or supervising the operation of WCC’s information systems, managing the local area network, or designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to WCC’s financial statements taken as a whole.

ALL OTHER FEES

The aggregate fees billed by Ernst & Young LLP for services rendered for the most recent fiscal year, other than services covered in the preceding paragraphs, were $93,282 for tax return preparation and tax consulting services. The aggregate fees billed by Arthur Andersen LLP for services rendered for the most recent fiscal year, other than services covered in the preceding paragraphs, were $9,450 for tax return preparation and tax consulting services. The Audit and Finance Committee considered and determined that the provision of these services was compatible with maintaining Ernst & Young LLP’s and Arthur Andersen LLP’s independence.

SECURITY OWNERSHIP

The following table shows the number of shares of WCC’s Common Stock, each with a par value of $0.01 per share, that were beneficially owned as of February 26, 2003 by each director nominee for election as director at the 2003 Annual Meeting of Shareholders, by each Named Executive Officer (as defined below), by all director nominees and executive officers as a group, and by each person or group who was known by WCC to beneficially own more than 5% of WCC’s outstanding Common Stock.

	Common Stock
Beneficial Owner(1)	Amount & Nature
	of Beneficial	Percent of
	Ownership(2)(5)	Class

DIRECTOR NOMINEES
Wayne H. Calabrese	237,837	1.11%
Norman A. Carlson	10,000	*
Benjamin R. Civiletti	14,000	*
G. Fred DiBona, Jr.	2,000	*
Anne N. Foreman	2,000	*
Richard H. Glanton	8,000	*
Lars Nørby Johansen	0	*
Søren Lundsberg-Nielsen	0	*
George C. Zoley	339,273	1.57%

NAMED EXECUTIVE OFFICERS
Carol M. Brown	131,476	*
Donald H. Keens	41,702	*
John G. O’Rourke	131,702	*

ALL NOMINEES AND EXECUTIVE OFFICERS
AS A GROUP	1,016,394	4.57%

OTHER
Group 4 Falck A/S (3)	12,000,000	56.48%
Royce & Associates, LLC (4)	1,298,300	6.11%

*Beneficially owns less than 1%

NOTES

(1)	Unless stated otherwise, the address of the beneficial owners is 4200 Wackenhut Drive, Palm Beach Gardens, Florida 33410.

(2)	Information concerning beneficial ownership was furnished by the persons named in the table or derived from documents filed with the Securities and Exchange Commission. Each person named in the table has sole voting and investment power with respect to the shares beneficially owned.

(3)	The principal business address of Group 4 Falck is Polititorvet, DK-1780 Copenhagen V, Denmark. These shares are indirectly held through a wholly-owned subsidiary of Group 4 Falck, Tuhnekcaw, Inc., a Delaware Corporation.

(4)	The principal business address of Royce & Associates, LLC is 1414 Avenue of the Americas, New York, New York 10019.

(5)	Includes 1,016,394 shares of Common Stock underlying stock options held by the directors and executive officers that are immediately exercisable or exercisable within 60 days. The number of shares of Common Stock underlying stock options held by the directors and executive officers are as follows: Mr. Calabrese — 237,837; Mr. Carlson — 10,000; Mr. Civiletti — 14,000; Mr. DiBona, Jr. — 2,000; Ms. Foreman — 2,000; Mr. Glanton — 8,000; Mr. Zoley — 339,273; Ms. Brown — 131,476; Mr. Keens — 41,702; Mr. O’Rourke — 131,702; other executive officers — 98,404.

CHANGE IN CONTROL

A change in control of WCC occurred on May 8, 2002, when TWC consummated a merger (the “Merger”) with a wholly-owned subsidiary of Group 4 Falck, a Danish multi-national security and correctional services company. In the Merger, each outstanding share of TWC Series A Common Stock and Series B Common Stock was converted into the right to receive $33.00 in cash. According to the Schedule 13D filed by Group 4 Falck with the SEC, the Merger was financed, in part, through a financing facility provided by UBS Warburg. No separate consideration was paid for the shares of WCC Common Stock acquired in the Merger. As a result of the Merger, Group 4 Falck became the indirect beneficial owner of twelve (12) million shares in WCC. WCC’s Common Stock continues to trade on the New York Stock Exchange.

Subsequent to the Merger, Group 4 Falck indicated that it intends to divest its interest in WCC. As a result, an Independent Committee of the Board of Directors hired legal and financial advisors to advise WCC with respect to Group 4 Falck’s stated intentions.

EXECUTIVE COMPENSATION

The following table shows salary paid and bonuses accrued by WCC during the fiscal year ended December 29, 2002, and each of the two preceding fiscal years, to and on behalf of the Chief Executive Officer, each of the four most highly compensated executive officers of WCC other than the Chief Executive Officer, and George R. Wackenhut, the former Chairman of the Board of WCC (the “Named Executive Officers”), for services in all capacities while they were employees of WCC, and the capacities in which the services were rendered. In addition, the table shows other Long-Term Compensation awarded to the Named Executive Officers for the indicated years.

SUMMARY COMPENSATION TABLE

	Annual Compensation			Long-Term Compensation

					Other	Securities
					Annual	Underlying
					Compensation	Options/
Name and Principal Position	Year	Salary($)	Bonus($)(1)	Other($)(2)	($)	SARs(#)

George R. Wackenhut	2002	153,365	—	—	—	—
Former Chairman of the Board	2001	375,000	243,000	—	—	—
	2000	375,000	98,559	—	—	—

George C. Zoley	2002	632,500	414,000	888,522	—	75,000
Chairman of the Board & CEO	2001	575,000	373,500	—	—	70,000
	2000	575,000	—	—	—	70,000

Wayne H. Calabrese	2002	448,000	251,500	595,510	—	50,000
Vice Chairman, President & COO	2001	400,000	233,500	—	—	50,000
	2000	375,000	42,500	—	—	50,000

John G. O’Rourke	2002	255,200	119,500	405,919	—	30,000
Senior VP — Finance, CFO &	2001	232,000	108,000	—	—	25,000
Treasurer	2000	216,000	40,550	—	—	30,000

Carol M. Brown	2002	252,625	118,000	—	—	30,000
Senior VP — Health Services	2001	235,000	109,500	—	—	25,000
	2000	218,500	41,019	—	—	30,000

Donald H. Keens	2002	231,125	100,500	—	—	30,000
Senior VP — International Services	2001	215,000	100,500	—	—	10,000
	2000	200,000	56,319	—	—	10,000

(1)	Includes amounts paid pursuant to WCC’s Senior Incentive Plan.

(2)	Change of Control payments in connection with the Merger pursuant to Executive Employment Agreements.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information about WCC’s Common Stock that may be issued upon the exercise of options, warrants and rights under all of WCC’s equity compensation plans as of December 29, 2002, including the WCC 1994 Stock Option Plan (“First Plan”), the WCC 1994 Second Stock Option Plan (“Second Plan”), the WCC 1999 Stock Option Plan (“1999 Plan”), and the Non-Employee Director Stock Option Plan (“Non-Employee Director Plan”). WCC’s shareholders have approved all of these plans. This table does not include the additional 300,000 and 25,000 shares of Common Stock that may be granted under amendments to the 1999 Plan and the Non-Employee Director Plan, respectively, both of which are being submitted for shareholder approval at the Annual Meeting.

Number of securities
	Number of securities to	Weighted-average	available for future
	be issued upon	exercise price of	issuance under equity
	exercise	outstanding	compensation plans
	of outstanding options,	options,	excluding securities
	warrants and rights	warrants and rights	reflected in column (a)
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by shareholders	1,410,306	$14.26	148,674
Equity compensation plans not approved by shareholders	None	None	None

Total	1,410,306	$14.26	148,674

OPTIONS / SAR GRANTS IN LAST FISCAL YEAR

					Potential Realizable
					Value at Assumed
					Annual Rates of Stock
					Price Appreciation
	Individual Grants				for Option Term(1)

	Number of	% of Total
	Securities	Options/SARs
	Underlying	Granted to	Exercise or
	Options/SARs	Employees in	Base Price	Expiration
Name & Position(1)	Granted	Fiscal Year	($/Share)	Date	5%	10%

George R. Wackenhut	—	—	—	—	—	—
George C. Zoley	75,000	23%	15.40	2/07/12	$726,373	$1,840,773
Wayne H. Calabrese	50,000	16%	15.40	2/07/12	$484,249	$1,227,182
John G. O’Rourke	30,000	9%	15.40	2/07/12	$290,549	$736,309
Carol M. Brown	30,000	9%	15.40	2/07/12	$290,549	$736,309
Donald H. Keens	30,000	9%	15.40	2/07/12	$290,549	$736,309

(1)	The full option term was used in the 5% and 10% annual growth projections for the price of the underlying stock.

AGGREGATED OPTIONS  / SAR GRANTS EXERCISED IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTIONS / SAR VALUES

			Number of Securities		Value of
			Underlying		Unexercised
			Unexercised		In-the-Money
	Shares		Options/SARs at		Options/SARs at
	Acquired		Fiscal Year-End		Fiscal Year-End
	on	Value
	Exercise	Realized	Exercisable(E)		Exercisable(E)
	(#)	($)	Unexercisable(U)		Unexercisable(U)

George R. Wackenhut	32,864 (1)	450,894	—		—
	74,666 (2)	834,019	—		—

George C. Zoley	—	—	70,000E	(2)
			248,000E	(3)	$327,775E	(3)

Wayne H. Calabrese	—	—	110,000E	(2)	$244,700E	(2)
			125,000E	(3)	$138,625E	(3)

John G. O’Rourke	—	—	55,000E	(2)	$159,650E	(2)
			75,000E	(3)	$83,175E	(3)

Carol M. Brown	—	—	54,774E	(2)	$157,964E	(2)
			75,000E	(3)	$83,175E	(3)

Donald H. Keens	12,000 (2)	37,500	40,000E	(3)	$22,550E	(3)
	10,000 (3)	62,175

(1)	Options under the First Plan

(2)	Options under the Second Plan

(3)	Options under the 1999 Plan

EXECUTIVE EMPLOYMENT AGREEMENTS AND RETIREMENT AGREEMENTS

On March 7, 2002, WCC entered into Executive Employment Agreements and Retirement Agreements with George C. Zoley, Wayne H. Calabrese and John G. O’Rourke. The Executive Employment Agreements provide that Messrs. Zoley, Calabrese and O’Rourke will receive a base salary of not less than $632,500, $448,000 and $225,200, respectively, per year, or such higher salary as may be in effect when a Change in Control (as defined in the Executive Employment Agreements) occurs. In addition, Messrs. Zoley, Calabrese and O’Rourke will be entitled to receive a target bonus of 35%, 30% and 25%, respectively, of the executive’s then current annual salary plus a multiplier of up to 50% in accordance with the executive bonus plan established by the Board of Directors for determining the executive’s annual bonus. The Executive Employment Agreements also provide for certain benefits to Messrs. Zoley, Calabrese and O’Rourke, including life and health insurance and other benefits generally available to executive officers.

The Executive Employment Agreements provided that when a Change in Control occurred the executives were entitled to the following: (1) a two-year “rolling” employment contract including the terms and conditions described above; (2) Change in Control payments equal to three times the sum of the executive’s annual salary as of the first day of the first month following a Change in Control and the annual bonus payment paid to the executive for fiscal year 2001, but payable in 24 equal consecutive monthly payments during an initial two-year employment term, and charged against the Company as earned; (3) all of WCC’s interest in any automobile used by the executive and the payment of the balance of any outstanding loan or lease on such automobile; and (4) an acceleration of the executive’s retirement age from age 60 to age 55 and, upon reaching such accelerated retirement age, payment of the present value of all payments due under the Executive Retirement Agreements (as described in the Executive Retirement Agreements).

The Merger constituted a Change in Control under the terms of the Executive Employment Agreements and the Executive Retirement Agreements. Pursuant to the terms of the Executive Employment Agreements,

once a Change in Control occurs, no other event will be deemed to be a Change in Control under the Agreements.

The executive or WCC may terminate the Executive Employment Agreement for any reason. Upon the termination of the Executive Employment Agreements for any reason other than by the resignation of the executive without Good Reason (as defined in the Executive Employment Agreements), the executive will be entitled to receive the following: (1) six months’ annual base salary and target level incentive bonus plus the remainder of any unpaid Change in Control payment; (2) the continuation of his employee benefits for a period of three years, or alternately, at the executive’s election, a cash payment equal to the present value of WCC’s cost of providing such benefits; and (3) the dollar value of the sum of vacation time had he remained employed and accrued vacation time. Upon the termination of the Executive Employment Agreement by the resignation of the executive without Good Reason, the executive will be entitled to only the amount of salary, bonus, employee benefits or Change in Control payment that is due through the effective date of the resignation.

The Executive Employment Agreements and the Executive Retirement Agreements include a non-competition agreement for a period of two (2) years after the termination of the executive’s employment. The Executive Employment Agreements and the Executive Retirement Agreements provide that if any payment to the executive thereunder would be subject to federal excise taxes imposed on certain employment payments, WCC will make an additional payment to the executive to cover any such tax payable by the executive together with the taxes on such gross-up payment.

On December 20, 2002, the Compensation Committee recommended that the Board of Directors approve an Amendment to the Retirement Agreements. The Board unanimously approved the Amendment on January 17, 2003. The Amended Executive Retirement Agreements require the executive to actually retire from employment with the Company prior to receiving any Retirement Benefits under the Agreements. The method of calculating the retirement benefits was amended as follows: Upon the later of (i) the date the executive actually retires from employment with the Company, or (ii) the executive’s 55th birthday, WCC will pay to the executive an amount of money equal to the amount set forth in the following table which corresponds to the executive’s age on the date he retires. The amounts set forth below are net of all applicable federal, state, local and other taxes. WCC is required to pay a gross amount to the executive that results in the executive receiving the net after tax benefit set forth in the table below. The amounts set forth in the table below increase at a rate of approximately 4% per annum until the executive reaches age 71. If the executive should die after his 55th birthday but before he retires from WCC, WCC shall immediately pay to the executive’s beneficiar(ies) or estate the amount WCC would have paid to the executive had he retired immediately prior to his death. In the event of the executive’s death before his 55th birthday, WCC will immediately pay to the executive’s beneficiary(ies) or estate one-half ( 1/2) the amount that would otherwise be paid to the executive had he retired on his 55th birthday.

EXECUTIVE RETIREMENT AGREEMENT BENEFITS TABLE

Executive Retirement Benefit

Retirement Age	George C. Zoley	Wayne H. Calabrese	John G. O’Rourke

55	$2,917,000	$2,333,000	$1,750,000

SENIOR OFFICER RETIREMENT PLAN BENEFITS TABLE

The following table sets forth the estimated annual benefits under the Senior Officer Retirement Plan (“Retirement Plan”) for executives other than Mr. Zoley, Mr. Calabrese and Mr. O’Rourke payable to a senior officer upon retirement at age 65 and reflects an offset for social security benefits.

Remuneration	Years of Service

Assumed Average Annual	(Estimated Annual Retirement Benefits For
Salary for Five-Year	Years of Credited Service Shown Below)
Period Preceding
Retirement	10	15	20	25	30	35

$125,000	$0	$3,862	$9,502	$14,090	$6,177	$0
150,000	1,835	10,612	18,502	25,340	17,427	8,029
175,000	6,335	17,362	27,502	36,590	28,677	19,279
200,000	10,835	24,112	36,502	47,840	39,927	30,529
225,000	15,335	30,862	45,502	59,090	51,177	41,779
250,000	19,835	37,612	54,502	70,340	62,427	53,029
300,000	28,835	51,112	72,502	92,840	84,927	75,529
400,000	46,835	78,112	108,502	137,840	129,927	120,529
450,000	55,835	91,612	126,502	160,340	152,427	143,029
500,000	64,835	105,112	144,502	182,840	174,927	165,529

Carol M. Brown has 13 years of credited service under the Retirement Plan.

WCC’s Retirement Plan is a defined benefit plan and, subject to certain maximum and minimum provisions, bases pension benefits on a percentage of the employee’s final average annual salary, not including bonus (earned during the employee’s last five (5) years of credited service) times the employee’s years of credited service. Benefits under the Retirement Plan are offset by social security benefits. Generally, a participant will vest in his or her benefits upon the completion of ten (10) years of service. The amount of benefit increases for each full year beyond ten (10) years of service except that there are no further increases after twenty-five (25) years of service.

CORPORATION INCENTIVE PLAN

In March 1995, WCC adopted the Wackenhut Corrections Corporation Senior Officer Incentive Plan (the “Corporation Incentive Plan”) for certain of its senior officers including all of the Named Executive Officers. Participants in the Corporation Incentive Plan are assigned a target incentive award, stated as a percentage of the participant’s base salary depending upon the participant’s position with WCC. The target incentive awards for 2002 for the Chief Executive Officer, President and Senior Vice Presidents of WCC were 35%, 30%, and 25% respectively, of base salary. The Compensation Committee’s decisions regarding the amount of incentive compensation payable in a given year and the allocation among the participants is based on several factors, including WCC’s profitability, the contribution of a particular employee during the fiscal year and compliance with previously agreed upon goals and objectives as outlined in WCC’s strategic plan. The Compensation Committee may increase an incentive award by up to 50% to reflect individual performance.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors (the “Compensation Committee”) met five (5) times during 2002. The Compensation Committee is composed of three (3) independent, non-employee directors who are not eligible to participate in any of the executive compensation programs. Among its other duties, the Compensation Committee is responsible for recommending to the full Board the annual remuneration for all executive officers, including the Chief Executive Officer and the other officers named in the Summary Compensation Table set forth above, and to oversee the Corporation’s compensation plans for key employees. The Compensation Committee seeks to provide, through its administration of WCC’s compensation program, salaries that are competitive and incentives that primarily relate to corporate performance. The components of the compensation program are base salary, annual incentive bonuses, retirement plans (as noted earlier in this section of the Proxy Statement), and long-term incentive awards in the form of stock options.

Base salary is the fixed amount of total annual compensation paid to executives on a regular basis during the course of the fiscal year. Management of WCC determines a salary for each executive position that it believes is appropriate to attract and retain talented and experienced executives and that is generally competitive with salaries for executives holding similar positions at comparable companies. The starting point for this analysis is each officer’s base salary for the immediately preceding fiscal year. From time to time, management will obtain reports from independent organizations concerning compensation levels for reasonably comparable companies. This information is used as a market check on the reasonableness of the salaries proposed by management. The comparator companies will include a group of competitor companies whose revenue, performance, and position matches are deemed relevant and appropriate. Management will then recommend executive salaries to the Compensation Committee.

The Compensation Committee reviews and adjusts the salaries suggested by management as it deems appropriate, and generally asks management to justify its recommendations, particularly if there is a substantial difference between the recommended salary and an officer’s compensation for the prior fiscal year. In establishing the base salary for each officer (including that of the CEO), the Compensation Committee will evaluate numerous factors, including WCC’s operating results, net income trends, and stock market performance, as well as comparisons with financial and stock performance of other companies, including those that are in competition with WCC. In addition, data developed as a part of the strategic planning process, but which may not directly relate to corporate profitability, will be utilized as appropriate.

The Summary Compensation Table set forth elsewhere in this Proxy Statement shows the salaries of the CEO and the other named executive officers. The Compensation Committee formally evaluates the performance of the CEO.

WCC has an incentive compensation plan (the “Bonus Plan”) for officers and key employees. The aggregate amount of incentive compensation payable under the Bonus Plan to officers and key employees (including the CEO) is based on WCC’s consolidated revenue and income after provision for income taxes. The Bonus Plan is intended as an incentive for executives to increase both revenue and profit and uses these as factors in calculating the individual bonuses. The weighting for these factors are 65% profit and 35% revenue. WCC exceeded the revenue and profit targets for 2002. An adjustment to the incentive award (up to 50% upward or 100% downward) may be applied to reflect individual performance. The Compensation Committee’s decisions regarding the amount of incentive compensation payable in a given year and the allocation among the participants, will be based on these factors, the contribution of a particular employee during the fiscal year and compliance with previously agreed upon goals and objectives as outlined in WCC’s strategic plan. WCC also maintains stock option plans for executive officers, including the CEO and other key employees. Participants receive stock option grants based upon their overall contribution to WCC. Such options are granted at market value at the time of grant and have variable vesting periods in order to encourage retention.

The base salary, Bonus Plan and Stock Option Plan components of compensation will be implemented by the above described policies, and will result in a compensation program that the Compensation Committee believes is fair, competitive, and in the best interests of the shareholders.

By the Compensation Committee:

G. Fred DiBona, Jr. (Chairman) Richard H. Glanton Anne N. Foreman

AUDIT AND FINANCE COMMITTEE REPORT

The Audit and Finance Committee of the Board of Directors of WCC met six (6) times during 2002. All members of the Audit and Finance Committee are independent as independence is defined in the applicable standards of the New York Stock Exchange (the “NYSE”).

The Audit and Finance Committee has adopted a written charter that sets forth its powers and duties. The Audit and Finance Committee reviews this Charter annually. In accordance with those powers and duties:

1.	The Audit and Finance Committee has reviewed and discussed the audited financial statements for the fiscal year with management;

2.	The Audit and Finance Committee has discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Sec 380) as then modified or supplemented;

3.	The Audit and Finance Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit and Finance Committees, as then modified or supplemented, and has discussed with the independent accountant the independent accountant’s independence; and

4.	Based on the review and discussions referred to in paragraphs 1) through 3), above, the Audit and Finance Committee recommends to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year for filing with the Securities and Exchange Commission.

5.	The Audit and Finance Committee has reviewed all fees, both audit related and non-audit related, of the independent accountant and considers the provision of non-audit services to be compatible with the maintenance of the independent accountant’s independence.

6.	The Audit and Finance Committee has a written charter a copy of which is filed with the Securities and Exchange Commission as required. The Audit and Finance Committee reviews the Charter annually.

7.	All members of the Audit and Finance Committee are independent as independence is defined in Section 303 of the NYSE’s current listing standards.

By the Audit and Finance Committee:

G. Fred DiBona, Jr. (Chairman) Benjamin R. Civiletti Norman A. Carlson

Comparison of Five-Year Cumulative Total Return*

Wackenhut Corrections Corporation, Wilshire 5000 Equity, and
S&P 500 Commercial Services and Supplies Indexes

(Performance through December 31, 2002)

			S&P 500
	Wackenhut		Commercial
	Corrections	Wilshire 5000	Services and
Date	Corporation	Equity	Supplies

December 1997	$100.00	$100.00	$100.00
December 1998	$106.51	$123.43	$100.91
December 1999	$ 43.49	$152.51	$ 98.61
December 2000	$ 27.44	$135.90	$102.17
December 2001	$ 51.57	$120.99	$118.58
December 2002	$ 41.34	$ 95.75	$ 88.82

Assumes $100 invested on December 31, 1997 in Wackenhut Corrections Corporation Common Stock and the Index companies.

* Total return assumes reinvestment of dividends.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Services Agreement. WCC and its Parent, TWC, entered into a Services Agreement (the “Services Agreement”) on December 20, 1995, which became effective January 1, 1996, pursuant to which TWC agreed to continue to provide certain services to WCC. This Agreement had been renewed on a year-to-year basis. TWC and WCC entered into a new Services Agreement (the “New Agreement”) covering the period January 1, 2002 through December 31, 2004, which gradually phases out the services being provided by TWC. Beginning January 1, 2003, the only services provided by TWC will be for Information Technology support through year-end 2004. WCC has negotiated annual rates with TWC based upon the level of service to be provided under the New Agreement.

WCC also leases office space from TWC for its corporate headquarters under a non-cancelable operating lease that expires February 11, 2011. Management of WCC has decided to relocate its Corporate Headquarters to Boca Raton, Florida, and has entered into a ten (10) year lease for new office space. WCC expects to complete the move by April, 2003. Management is in the process of marketing the space the company currently leases from TWC and believes that a sublease will be entered into under terms and conditions similar to those contained in WCC’s lease with TWC. There can be no assurances that WCC will be successful in its efforts to sublease the current office space.

In accordance with the terms of the Services Agreement, WCC paid TWC a fixed annual fee for services (the “Annual Services Fee”) equal to $3,468,000 in fiscal 2000, $2,831,000 in fiscal 2001 and $2,322,988 in fiscal 2002. Under the New Agreement, the services to be provided by TWC for WCC for the Annual Services Fee through 2004 include the following:

Information Technology: Under the Services Agreement, TWC provides WCC with (i) Infinium Modules through the use of the shared Infinium/CCM System, (ii) IT Support Services, (iii) Network Services, (iv) End User Training, (v) Disaster Recovery Planning, and (vi) Transitional Services.

Any services provided by TWC to WCC beyond the services covered by the Annual Service Fee are billed to WCC at cost, or on a cost plus basis as described in the New Agreement or such other basis as WCC and TWC agree.

The following table sets forth certain amounts billed to WCC during fiscal 2000, fiscal 2001 and fiscal 2002 for services not covered by the Annual Services Fee paid under the Services Agreement.

	Fiscal 2000	Fiscal 2001	Fiscal 2002

Casualty Insurance Premiums(s)(1)	$13,588,000	$21,952,000	$17,973,000
Interest Charges(2)	65,000	49,000	32,000
Office Rental	315,000	286,000	514,000
TOTAL	$13,968,000	$22,287,000	$18,519,000

(1)	Casualty insurance premiums relate to workers compensation, general liability and automobile insurance coverage that had been obtained through TWC’s Insurance Program through October 1, 2002. Certain risk management services were also included in the premiums. As of October 1, 2002, WCC established its own casualty insurance program and no longer pays premiums to TWC for casualty insurance.

(2)	WCC is charged interest on intercompany indebtedness and charges interest on intercompany loans at rates that reflect WCC’s average interest costs on long-term debt, exclusive of mortgage financing.

In connection with the Merger, WCC, TWC and Group 4 Falck entered into an agreement, dated March 8, 2002, that governs certain aspects of their relationship following the consummation of the Merger (the “WCC Agreement”). The WCC Agreement provides, among other things, that (1) for a period of three years following the Merger, WCC’s Board of Directors will consist of nine members; five will be independent directors; two will be WCC officers; and two will be Group 4 Falck representatives, (2) during the one year period following the Merger, the Nominating and Governance Committee of the WCC Board of Directors will consist of three members; two will be independent directors; and one will be a director nominated by Group 4

Falck (on November 8, 2002, Lars Nørby Johansen withdrew from the Nominating and Governance Committee so that the Committee would consist of all independent directors) and (3) until such time as Group 4 Falck directly or indirectly owns less than 49% of WCC’s outstanding common stock, (i) neither Group 4 Falck nor TWC will engage in the business of managing or operating prison, detention facility or mental health facility management businesses anywhere in the United States, and (ii) representatives of Group 4 Falck and TWC who serve on WCC’s Board of Directors will not have access to certain proprietary, confidential information of WCC, its subsidiaries or affiliates. The WCC Agreement also requires that any purchases of WCC common stock by either TWC or Group 4 Falck during the three year period following the Merger be made only at a price approved by a majority of the independent directors of WCC.

OTHER RELATIONSHIPS AND TRANSACTIONS

From time to time, TWC has guaranteed certain obligations of WCC and its affiliates. These guarantees remained in place following WCC’s IPO and may be called upon should there be a default with respect to such obligations.

WCC from time to time uses the services of the law firm of Venable, Baetjer and Howard, of which Benjamin R. Civiletti, a Director Nominee of WCC, is a partner, and the law firm of Reed Smith LLP, of which Richard H. Glanton, a Director Nominee of WCC, is a partner. The amounts paid for these services in fiscal year 2002 were not material.

George C. Zoley, Chairman of the Board and Chief Executive Officer of WCC, also serves as a Director of Wackenhut Corrections Corporation Australia Pty Limited, Australasian Correctional Services Pty Limited, Australasian Correctional Management Pty Limited, Canadian Correctional Management Inc., WCC RE Holdings LLC, and Atlantic Shores Healthcare Inc., affiliates of WCC.

Prior to his resignation from the WCC Board of Directors on May 8, 2002, George R. Wackenhut was Chairman of the Board of WCC and was Chairman of the Board of TWC and, together with his wife, Ruth J. Wackenhut, through trusts over which they had sole dispositive and voting power, controlled approximately 50.05% of the issued and outstanding voting common stock of TWC. Prior to May 8, 2002, TWC owned all of the outstanding shares of Tuhnekcaw, Inc., a Delaware corporation that in turn owned approximately 57.20% of issued and outstanding shares of Common Stock of WCC.

Prior to his resignation from the WCC Board of Directors on May 8, 2002, Richard R. Wackenhut was a member of the Board of Directors of WCC and also served as CEO, President and Vice Chairman of the Board of TWC. He is the son of George R. and Ruth J. Wackenhut.

Prior to his resignation from the WCC Board of Directors on May 8, 2002, Philip L. Maslowe was a member of the Board of Directors of WCC and also served as Executive Vice President and Chief Financial Officer of TWC.

On May 8, 2002, Group 4 Falck became the indirect beneficial owner of approximately 57.20% of issued and outstanding shares of Common Stock of WCC. On May 15, 2002, Lars Nørby Johansen became a member of the Board of Directors of WCC. Lars Nørby Johansen is also President and Chief Executive Officer of Group 4 Falck. On May 15, 2002, Søren Lundsberg-Nielsen became a member of the Board of Directors of WCC. Søren Lundsberg-Nielsen is also General Counsel of Group 4 Falck.

DIRECTORS’ COMPENSATION

Directors of WCC who are not officers were paid during fiscal year 2002 an annual retainer fee at the rate of $20,000 per year plus $1,500 for each Board Meeting attended, $1,000 for each committee meeting attended as committee members, and $1,500 for each committee meeting attended as committee chairperson. Each Director also receives annually from WCC an option to purchase up to two thousand (2,000) shares of the Common Stock of WCC.

No other compensation was paid to Directors or their affiliates by WCC during 2002.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that WCC’s directors, executive officers and persons who beneficially own 10% or more of WCC’s Common Stock file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our stock and our other equity securities. To WCC’s knowledge, based solely on a review of the copies of such reports furnished to WCC and written representations that no other reports were required, during the year ended December 29, 2002, all such filing requirements applicable to WCC’s directors, executive officers and greater than 10% beneficial owners were complied with.

Proposal 2

To Appoint Independent Certified Public Accountants

Although not required by the Bylaws or other applicable legal requirements, the Audit and Finance Committee, in the interest of accepted corporate practice, asks shareholders to ratify its appointment of Ernst & Young LLP to be the independent certified public accountants of WCC for the fiscal year 2003, and to perform such other services as may be requested. Ernst & Young LLP has advised WCC that no partner or employee of Ernst & Young LLP has any direct financial interest or any material indirect interest in WCC other than receiving payment for its services as independent certified public accountants.

On May 28, 2002, upon recommendation of the Audit and Finance Committee, WCC dismissed Arthur Andersen LLP (“Arthur Andersen”) as its independent public accountants and selected Ernst & Young LLP to serve as WCC’s independent public accountants.

Arthur Andersen’s reports on WCC’s consolidated financial statements for each of the fiscal years ended December 30, 2001 and December 31, 2000 did not contain an adverse opinion or disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 30, 2001 and December 31, 2000 and the interim period between December 30, 2001 and May 29, 2002, there were no disagreements between WCC and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Arthur Andersen’s satisfaction, would have caused Arthur Andersen to make reference to the subject matter of the disagreement in connection with its report on WCC’s consolidated financial statements for such year, and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

WCC provided Arthur Andersen with a copy of the foregoing disclosures. WCC filed with its Form 8-K, on May 29, 2002, as Exhibit 16, a copy of Arthur Andersen’s letter, dated May 28, 2002, stating its agreement with such statements.

During the fiscal years ended December 30, 2001 and December 31, 2000 and through May 29, 2002, WCC did not consult Ernst & Young LLP regarding any of the matters or reportable events set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Proposal 3

To Approve An Amendment To The Stock Option Plan — 1999

The 1999 Plan was approved by the Board of Directors and the shareholders in 1999.

The purpose of the 1999 Plan is to reward superior performance with a variable component of pay. The 1999 Plan is intended to encourage stock ownership by senior executives; to balance the short-term emphasis of the annual incentive plan with a longer-term perspective; to reinforce strategic goals by linking them to compensation; and to provide retention incentives for employees considered key to the future success of WCC.

SUMMARY DESCRIPTION OF THE AMENDMENT TO THE 1999 PLAN

Shares Subject to the 1999 Plan. The Amendment to the 1999 Plan increases the number of shares of Common Stock subject to options under the 1999 Plan to One million One hundred and Fifty thousand (1,150,000) shares of Common Stock, an increase of three hundred thousand (300,000) shares.

SUMMARY DESCRIPTION OF THE EXISTING 1999 PLAN

The following summarizes the material terms of the existing 1999 plan. The 1999 Plan shall remain in effect until February 17, 2009 unless terminated earlier by the Board of Directors.

Individual Award Limit. A maximum of one hundred thousand (100,000) shares under option may be granted to any Participant in any one fiscal year.

Administration of the 1999 Plan. The 1999 Plan is administered by the Compensation Committee of the Board of Directors who, subject to ratification by the Board of Directors, has the authority, among other things, to select employees to whom awards are granted, and to determine the terms and conditions of such awards in a manner consistent with the 1999 Plan, subject to ratification by the Board of Directors.

Eligibility Under the 1999 Plan. Key employees of WCC are eligible to participate in the 1999 Plan. Non-Employee directors of WCC are not eligible.

The 1999 Plan provides for broad discretion in selecting participants and in making awards. Other than as disclosed on the New Plan Benefits table, below, the total number of persons who will participate and the respective benefits to be awarded to them cannot be determined at this time.

Stock Options. Stock Options may be granted by the Compensation Committee in the form of Nonqualified Stock Options (“NQSO’s”).

The purchase price per share under any Option shall be determined by the Compensation Committee in its own discretion. The closing price per share of WCC’s Common Stock as of the record date, March 10, 2003, as reported by the New York Stock Exchange was $9.35. The term of each Option shall be fixed by the Compensation Committee, and it is expected that no Option shall have a term extending beyond ten years from the date the Option is granted. Options shall be subject to such terms and conditions and shall be exercisable at such time or times as determined by the Committee. The Compensation Committee’s actions in these matters are subject to ratification by the Board of Directors.

Options may be exercised by payment of the purchase price in cash, in previously acquired shares of WCC Common Stock, or a combination thereof. In addition, the Compensation Committee may allow broker-assisted cashless exercises.

In the event a participant voluntarily terminates employment or is terminated involuntarily before stock options have been vested, any such award will be forfeited. If the employment of a participant is terminated for “Cause”, all outstanding options shall be immediately forfeited to WCC regardless of vested status. In the event of death, permanent disability, normal retirement, or upon the occurrence of a defined “change of control” of WCC, all stock options will vest immediately.

Awards Nontransferable. No award may be assigned, transferred, pledged, or otherwise encumbered by a participant, other than by will or by the laws of descent and distribution. Each award may be exercised during the participant’s lifetime only by the participant or the participant’s legal representative.

Federal Income Tax Consequences. There are no federal income tax consequences to grantees or to WCC upon the grant of an NQSO under the 1999 Plan. Upon the exercise of NQSOs, grantees will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price of the NQSO, and WCC generally will be entitled to a corresponding federal income tax deduction. Upon the sale of shares acquired by exercise of an NQSO, a grantee will have a capital gain or loss in an amount equal to the difference between the amount realized upon the sale and the grantee’s adjusted tax basis in the shares (the exercise price plus the amount of ordinary income recognized by the grantee at the time of exercise of the NQSO).

On February 12, 2003, the Board of Directors adopted, subject to shareholder approval at the Annual Meeting, the above described Amendment to the 1999 Plan for the foregoing purposes.

The Amendment to the 1999 Plan is subject to approval by the affirmative vote of the holders of a majority of the shares of Common Stock voting in person or by proxy at the Annual Meeting. If the Amendment of the 1999 Plan is so approved, it will become effective on the date of adoption by the Board.

The Board believes that the adoption of the Amendment to the 1999 Plan is an essential element of the management, growth and financial success of WCC.

NEW PLAN BENEFITS

The following table presents certain information with respect to options granted under the 1999 Plan as of March 10, 2003, subject to shareholder approval of the increase in the number of shares authorized for issuance under the 1999 Plan, to the Named Executive Officers included in the Summary Compensation Table, all current executive officers as a group, all current directors who are not executive officers as a group, and all employees, including all current officers who are not executive officers, as a group.

Number of Shares
Underlying
Name and Position	Options Granted

George R. Wackenhut, Former Chairman of the Board	0
George C. Zoley, Chairman of the Board & CEO	54,545
Wayne H. Calabrese, Vice Chairman, President & COO	36,365
John G. O’Rourke, Senior VP — Finance, CFO & Treasurer	21,818
Carol M. Brown, Senior VP — Health Services	21,818
Donald H. Keens, Senior VP — International Services	21,818
All Current Executive Officers as a Group	200,000
All Current Directors Who Are not Executive Officers as a Group	0
All Employees, Including all Current Officers Who Are not Executive Officers, as a Group	0

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE AMENDMENT TO THE STOCK OPTION PLAN-1999.

Proposal 4

To Approve An Amendment To The Non-Employee Director Stock Option Plan

The Non-Employee Director Plan was approved by the Board of Directors and the shareholders in 1996, to be effective as of April 27, 1995 (the “Effective Date”).

The purpose of the Non-Employee Director Plan is to promote the achievement of long-term objectives of WCC by linking the personal interests of non-employee directors to those of WCC shareholders, and to attract and retain non-employee directors of outstanding competence.

SUMMARY DESCRIPTION OF THE AMENDMENT TO THE NON-EMPLOYEE DIRECTOR PLAN

Shares Subject to the Non-Employee Director Plan. The Amendment to the Non-Employee Director Plan increases the number of shares of Common Stock subject to options under the Non-Employee Director Plan to Eighty thousand (80,000) shares of Common Stock, an increase of twenty five thousand (25,000) shares.

SUMMARY DESCRIPTION OF THE EXISTING NON-EMPLOYEE DIRECTOR PLAN

The following summarizes the material terms of the existing Non-Employee Director Plan. The Non-Employee Director Plan shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan, until all shares subject to the Non-Employee Director Plan have been purchased or acquired according to the Non-Employee Director Plan’s provisions. However, in no event may an option be granted under the Non-Employee Director Plan on after April 26, 2005.

Eligibility Under the Non-Employee Director Plan. Non-employee directors shall be eligible to become Participants in the Plan. As of March 10, 2003, there were five non-employee directors who were eligible under the Non-Employee Director Plan.

Administration of the Plan. The Non-Employee Director Plan is administered by the Compensation.

Grants of Options. Subject to the limitation on the number of shares subject to this plan, each non-employee director shall be granted an option to purchase two thousand (2,000) shares upon his or her election and/or reelection to serve on the Board of Directors.

Stock Options. The purchase price per share available for purchase under an option shall be equal to the fair market value of such share on the date the option is granted. The closing price per share of WCC’s Common Stock as of the record date, March 10, 2003, as reported by the New York Stock Exchange was $9.35. Each option shall expire on the tenth (10th) anniversary date of its grant. Options granted under the Non-Employee Director Plan shall be one hundred percent (100%) vested at all times. Participants shall be entitled to exercise options at any time, and from time to time, within the time period beginning on the date on which the option is granted, and ending ten (10) years after grant of the option.

Termination of Service on Board. Termination of service due to disability or death shall enable the participant or the participant’s legal representative or beneficiary to exercise any outstanding options before the earlier of the expiration date of such options; or the second anniversary of the participant’s disability or death. Termination of service due to any reasons other than disability or death shall enable the participant to exercise any outstanding options at any time prior to their expiration date, or for ten (10) years from the date of the grant of the options.

Awards Nontransferable. No option granted under the Non-Employee Director Plan may be sold, assigned, transferred, pledged, or otherwise encumbered by a participant, other than by will or by the laws of descent and distribution. Further, all options granted to a participant under the Non-Employee Director Plan shall be exercisable during his or her lifetime only by such participant.

Federal Income Tax Consequences. The options available under the Non-Employee Director Plan are NQSO’s. There are no federal income tax consequences to grantees or to WCC upon the grant of an NQSO under the Non-Employee Director Plan. Upon the exercise of NQSOs, grantees will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price of the NQSO, and WCC generally will be entitled to a corresponding federal income tax deduction. Upon the sale of shares acquired by exercise of an NQSO, a grantee will have a capital gain or loss in an amount equal to the difference between the amount realized upon the sale and the grantee’s adjusted tax basis in the shares (the exercise price plus the amount of ordinary income recognized by the grantee at the time of exercise of the NQSO).

On February 12, 2003, the Board of Directors adopted, subject to shareholder approval at the Annual Meeting, the above described Amendment to the Non-Employee Director Plan for the foregoing purposes.

The Amendment to the Non-Employee Director Plan is subject to approval by the affirmative vote of the holders of a majority of the shares of Common Stock voting in person or by proxy at the Annual Meeting. If the Amendment of the Non-Employee Director Plan is so approved, it will become effective on the date of adoption by the Board.

The Board believes that the adoption of the Amendment to the Non-Employee Director Plan is an essential element of the management, growth and financial success of WCC.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE AMENDMENT TO THE NON-EMPLOYEE DIRECTOR PLAN.

SHAREHOLDER PROPOSAL DEADLINE

Shareholder proposals intended to be presented at the year 2004 Annual Meeting of Shareholders must be received by WCC for inclusion in WCC’s Proxy Statement and form of proxy relating to that meeting by December 9, 2003. Additionally, WCC must have notice of any shareholder proposal to be submitted at the 2004 Annual Meeting of Shareholders (but not required to be included in WCC’s Proxy Statement) by February 22, 2004, or such proposal will be considered untimely pursuant to Rule 14a-5(e) under the Exchange Act and persons named in the proxies solicited by management may exercise discretionary voting authority with respect to such proposal.

OTHER MATTERS

The Board of Directors knows of no other matters to come before the shareholders’ meeting. However, if any other matters properly come before the meeting or any of its adjournments, the person or persons voting the proxies will vote them in accordance with their best judgment on such matters.

By order of the Board of Directors,

John J. Bulfin
Senior Vice President, General Counsel
and Corporate Secretary

April 7, 2003

A copy of WCC’s Annual Report on Form 10-K for the fiscal year ended December 29, 2002, including the financial statements and the schedules thereto, but excluding exhibits thereto, required to be filed with the Securities and Exchange Commission will be made available without charge to interested shareholders upon written request to John J. Bulfin, Senior Vice President, General Counsel & Corporate Secretary, Wackenhut Corrections Corporation (WCC), 621 NW 53rd Street, Suite 700, Boca Raton, Florida 33487.

The Board of Directors recommends a vote FOR Proposals 1, 2, 3, and 4.	Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐

1.	ELECTION OF DIRECTORS:

Nominees: (01) Wayne H. Calabrese,
(02) Norman A. Carlson, (03) Benjamin R. Civiletti,
(04) G. Fred DiBona, Jr., (05) Anne N. Foreman,
(06) Richard H. Glanton, (07) Lars Norby Johansen,
(08) Soren Lundsberg-Nielsen, and (09) George C. Zoley.

FOR all nominees listed except as indicated	WITHHOLD AUTHORITY to vote for all nominees
☐	☐

INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list above.

2.	To ratify the appointment of Ernst & Young LLP as independent certified public accountants of WCC.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	Proposal to amend the Stock Option Plan-1999.

FOR	AGAINST	ABSTAIN
☐	☐	☐

4.	Proposal to amend the Non-Employee Director Stock Option Plan.

FOR	AGAINST	ABSTAIN
☐	☐	☐

5.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Please mark, sign, date and return this Proxy card promptly using the enclosed envelope.

Please Sign Here and Return Promptly

Signature	Signature	Dated	, 2003

Please sign exactly as your name or names appear above. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full title.

– FOLD AND DETACH HERE –

Vote by Telephone or Mail
CALL * * * TOLL FREE * * * ON A TOUCH TONE TELEPHONE
24 Hours a Day, 7 Days a Week

Telephone voting is available through 11PM Eastern Time
the day prior to annual meeting day.

Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Telephone		Mail
1-800-435-6710		Mark, sign
Use any touch-tone telephone to		and date
vote your proxy. Have your proxy		your proxy card
card in hand when you call. You will	OR	and return it
be prompted to enter your control		in the enclosed
number, located in the box below,		postage-paid
and then follow the directions given		envelope.

If you vote your proxy by telephone,
you do NOT need to mail back your proxy card.

WACKENHUT CORRECTIONS CORPORATION

One Park Place
621 NW 53rd Street, Suite 700, Boca Raton, Florida 33487

This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints George C. Zoley as Proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Wackenhut Corrections Corporation held of record by the undersigned on March 10, 2003, at the Annual Meeting of Shareholders to be held at The Ritz-Carlton, 100 South Ocean Blvd., Manalapan, Florida, at 9:00 A.M. (EST), May 1, 2003, or at any adjournment thereof.

     This Proxy is solicited by the Board of Directors and will be voted in accordance with the above instructions. If no instructions are specified, this Proxy will be voted FOR Proposals 1, 2, 3, and 4. On any other business which may properly come before the meeting, the shares will be voted in accordance with the judgement of the persons named as proxies.

(Continued, and to be signed, on other side.)

Address Change/Comments (Mark the corresponding box on the reverse side)

– FOLD AND DETACH HERE –

The Board of Directors recommends a vote FOR Proposals 1, 2, 3, and 4.	Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐

1.	ELECTION OF DIRECTORS:

Nominees: (01) Wayne H. Calabrese,
(02) Norman A. Carlson, (03) Benjamin R. Civiletti,
(04) G. Fred DiBona, Jr., (05) Anne N. Foreman,
(06) Richard H. Glanton, (07) Lars Norby Johansen,
(08) Soren Lundsberg-Nielsen, and (09) George C. Zoley.

FOR all nominees listed except as indicated	WITHHOLD AUTHORITY to vote for all nominees
☐	☐

INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list above.

2.	To ratify the appointment of Ernst & Young LLP as independent certified public accountants of WCC.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	Proposal to amend the Stock Option Plan-1999.

FOR	AGAINST	ABSTAIN
☐	☐	☐

4.	Proposal to amend the Non-Employee Director Stock Option Plan.

FOR	AGAINST	ABSTAIN
☐	☐	☐

5.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Please mark, sign, date and return this Proxy card promptly using the enclosed envelope.

Please Sign Here and Return Promptly

Signature	Signature	Dated	, 2003

Please sign exactly as your name or names appear above. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full title.

– FOLD AND DETACH HERE –

This Voting Instruction Form is requested by The Dreyfus Trust Company in conjunction with a proxy allocation by the Board of Directors of
Wackenhut Corrections Corporation

CONFIDENTIAL VOTING INSTRUCTION FORM

To: The Dreyfus Trust Company
as Trustee of Wackenhut Corrections Corporation Employee 401(k) and Retirement Plan

     The Undersigned hereby instructs The Dreyfus Trust Company as Trustee of Wackenhut Corrections Corporation’s Employee 401(k) and Retirement Plan, to vote in person or by Proxy at the Annual Meeting of Shareholders to be held May 1, 2003, at The Ritz-Carlton, 100 South Ocean Blvd., Manalapan, Florida, and at any postponements thereof, all the shares of Common Stock of Wackenhut Corrections Corporation for which the undersigned shall be entitled to instruct in the manner appointed on the other side hereof.

     The Dreyfus Trust Company will vote the shares represented by this Voting Instruction Form that is properly completed, signed, and received by The Dreyfus Trust Company before 5:00 p.m. EST on April 29, 2002. Please note that if this Voting Instruction Form is not properly completed and signed, or if it is not received by The Dreyfus Trust Company as indicated above, shares allocated to a participant’s account will not be voted.

     The Dreyfus Trust Company makes no recommendation regarding any voting instruction.

(Continued, and to be signed, on other side.)

Address Change/Comments (Mark the corresponding box on the reverse side)

– FOLD AND DETACH HERE –